EXHIBIT 99.4
NOTICE OF GUARANTEED DELIVERY
for
Tender of All Outstanding
Series A 6.371% Senior Guaranteed Notes due 2007
in Exchange for
Series B 6.371% Senior Guaranteed Notes due 2007
of
Platinum Underwriters Finance, Inc.
Unconditionally Guaranteed by
Platinum Underwriters Holdings, Ltd.
         Registered holders of outstanding Series A 6.371% Senior Guaranteed Notes due 2007 issued by Platinum Underwriters Finance, Inc. (“Platinum Finance”) and unconditionally guaranteed by Platinum Underwriters Holdings, Ltd. (“Platinum Holdings”) (the “Outstanding Notes”), who wish to tender their Outstanding Notes in exchange for a like principal amount of Series B 6.371% Senior Guaranteed Notes due 2007 issued by Platinum Finance and unconditionally guaranteed by Platinum Holdings (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to JPMorgan Chase Bank, N.A. (the “Exchange Agent”) prior to the Expiration Date set forth in the Letter of Transmittal, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or hand delivery to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering” in the Prospectus.
The Exchange Agent is:
JPMORGAN CHASE BANK, N.A.
For Delivery by Regular, Registered or Certified Mail, or Overnight Delivery:
JPMorgan Chase Bank, N.A.
2001 Bryant Street — 10th Floor
Dallas, Texas 75201
Attention: Worldwide Securities Services
By Hand:
JPMorgan Chase Bank, N.A.
4 New York Plaza
Ground Floor Window
New York, New York 10004
Attention: Worldwide Securities Services
By Facsimile Transmission (for Eligible Guarantor Institutions Only):
(214) 468-6494
Attention: Frank Ivins
For Information Call:
(800) 275-2048
Attention: Customer Service
For Confirmation by Telephone:
(214) 468-6464
Attention: Frank Ivins
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:
      The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated [                    ], 2005 (the “Prospectus”) of Platinum Underwriters Finance, Inc. and Platinum Underwriters Holdings, Ltd., receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Certificate
	Name and Address	Number(s) of
	of Registered	Outstanding Notes
	Holder as it	Tendered (or
	Appears on the	Account Number at	Principal Amount
	Outstanding Notes	Book-Entry	of Outstanding
Name of Tendering Holder	(Please print)	Facility)	Notes Tendered

SIGN HERE
Name of Registered or Acting Holder:

Signature(s):

Name(s):

(please print):
Address:

Telephone Number:

Date:

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:
DTC Book-Entry Account Number:

Date:

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      This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Outstanding Notes exactly as its (their) name(s) appear(s) on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must provide the following information:
PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):

Capacity:

Address(es):

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or agent’s message in lieu thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).
Name of Firm:

Address:

(Zip Code)

(Authorized Signature)
Title:

Name:

(Please type or print)
Area Code and Telephone No.:

Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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